                                                                Exhibit 99.26(k)

Securian Financial Group, Inc.
400 Robert Street North
St. Paul, MN  55101-2098
www.securian.com
651.665.3500

                                                                [SECURIAN LOGO]

August 17, 2016

Minnesota Life Insurance Company
400 Robert Street North
St. Paul, Minnesota 55101

Re:  Minnesota Life Insurance Company
     Minnesota Life Individual Variable Universal Life Account
     Post-Effective Amendment Numbers 22 and 70
     File Numbers 333-148646 and 811-22093

Gentlepersons:

In my capacity as counsel for Minnesota Life Insurance Company (the "Company"), I have reviewed certain legal matters relating to the Company's Separate Account entitled Minnesota Life Individual Variable Universal Life Account (the "Account") in connection with the Post Effective Amendment Numbers 22 and 70 to its Registration Statement on Form N-6. This Post Effective Amendment is to be filed by the Company and the Account with the Securities and Exchange Commission under the Securities Act of 1933, and the Investment Company Act of 1940, as amended, with respect to certain variable life insurance policies (Securities and Exchange Commission File Numbers 333-148646 and 811-22093).

Based upon that review, I am of the following opinion:

  1. The Account is a separate account of the Company duly created and validly existing pursuant of the laws of the State of Minnesota; and

  2. The issuance and sale of the variable life insurance policies funded by the Account have been duly authorized by the Company and such policies, when issued in accordance with and as described in the current Prospectus contained in the Registration Statement, and upon compliance with applicable local and federal laws, will be legal and binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Alison J. Schmoock

Alison J. Schmoock
Attorney

AJS:mab

Securian Financial Group provides financial security for individuals and businesses through its subsidiaries including Minnesota Life Insurance Company, Advantus Capital Management, Securian Financial Services and Securian Trust Company.
F62483  02-2005